UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 29, 2010

PREMIERE GLOBAL SERVICES, INC. (Exact Name of Registrant as Specified in Its Charter)

GEORGIA (State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On July 29, 2010, the compensation committee of the board of directors of Premiere Global Services, Inc. granted to Theodore P. Schrafft, our President, 150,000 shares of our restricted common stock, two-thirds of which will vest based on time and one-third of which will vest based on performance, as a long-term incentive award, or LTI, issued under our amended and restated 2004 long-term incentive plan, as amended, or 2004 plan, pursuant to two restricted stock agreements.

     We granted to Mr. Schrafft 100,000 shares of restricted stock, two-thirds of the LTI, which will vest in eight equal quarterly installments of 8,333 shares beginning on September 30, 2010 and four equal quarterly installments of 8,334 shares beginning on September 30, 2012 provided that Mr. Schrafft is then still employed by us or any of our affiliates. In the event of the termination of Mr. Schrafft’s employment by reason of his death or disability or upon a change in control of the company, the vesting of such restricted stock will accelerate in full. In the event of the termination of Mr. Schrafft’s employment by us without cause, the vesting of the next tranche of unvested restricted stock will accelerate. A copy of this restricted stock agreement is included as Exhibit 10.1 to this current report.

     We also granted to Mr. Schrafft 50,000 shares of restricted stock, one-third of the LTI, which will vest in three annual installments of 16,666, 16,667 and 16,667 shares for each of fiscal years 2010, 2011 and 2012 on the business day following the date on which we pay any fourth quarter and annual bonuses for the applicable year based upon achievement of specified revenue and adjusted EBITDA performance targets. These performance targets mirror the performance targets our compensation committee established for the long-term incentive award for Boland T. Jones, our chief executive officer, in January 2010. Unless the compensation committee determines otherwise prior to the end of the first quarter of a given calendar year, adjusted EBITDA is determined as operating income from continuing operations, as reported, before depreciation, amortization, restructuring costs, asset impairments, excise tax expense, net legal settlements and related expenses and acquisition- or divestiture-related costs and excludes equity-based compensation. Any of these shares that do not vest upon the determination of the achievement of specified performance targets in 2010 and 2011 may vest based upon the overachievement of the performance targets in a subsequent year on the business day following the date on which we pay any fourth quarter and annual bonuses for fiscal year 2012, and, to the extent they do not then vest, shall be forfeited upon the determination of the achievement of performance targets for 2012. In the event of the termination of Mr. Schrafft’s employment by reason of his death or disability or upon a change of control of the company, the vesting of such restricted stock will accelerate in full. A copy of this restricted stock agreement is included as Exhibit 10.2 to this current report.

     Mr. Schrafft has not received any stock awards under our 2004 plan, and the last vest date on his previously issued restricted stock award granted in 2007 will be September 30, 2010.

     The foregoing description of the restricted stock agreements is qualified in its entirety by the full text of such agreements, which are filed herewith as Exhibits 10.1 through 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Restricted Stock Agreement between Theodore P. Schrafft and the Registrant dated July 29, 2010 for 100,000 shares.
10.1

Exhibit	Restricted Stock Agreement between Theodore P. Schrafft and the Registrant dated July 29, 2010 for 50,000 shares.
10.2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	July 30, 2010	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Restricted Stock Agreement between Theodore P. Schrafft and the Registrant dated July 29, 2010 for 100,000 shares.
10.1

Exhibit	Restricted Stock Agreement between Theodore P. Schrafft and the Registrant dated July 29, 2010 for 50,000 shares.
10.2